UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 22, 2017

Federal Home Loan Bank of Topeka
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-52004	48-0561319
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Security Benefit Pl. Suite 100, Topeka, Kansas		66606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	785.233.0507

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2017, the Federal Home Loan Bank of Topeka (FHLBank) announced that four individuals were elected as directors of FHLBank beginning January 1, 2018. At the time of such report, FHLBank had not yet received non-objection from the Federal Housing Finance Agency (FHFA) for its 2018 Board of Directors Compensation Policy. On November 22, 2017, the FHFA informed FHLBank of its non-objection to FHLBank’s 2018 Board of Directors Compensation Policy.

FHLBank will compensate its directors pursuant to FHLBank’s 2018 Board of Directors Compensation Policy, which will become effective on January 1, 2018. The purpose of the Board of Directors Compensation Policy is to provide directors reasonable compensation for their time and effort exerted in performing their duties as directors of FHLBank.

FHLBank directors will be compensated for their time while serving as directors through the payment of fees that are intended to compensate directors for their time preparing for and attending board and committee meetings and fulfilling the other obligations of a director of FHLBank. The 2018 Board of Directors Compensation Policy establishes a Maximum Annual Compensation, which generally provides that a director (other than board chair, board vice chair, and committee chairs) may be paid a total of $103,750. The board chair is subject to a Maximum Annual Compensation of $133,750 and the board vice chair and those directors serving as committee chairs are subject to Maximum Annual Compensation of $113,750. In the event an individual serves as both vice chair and as a committee chair, that individual shall be entitled to an increase of $5,000 in his or her Maximum Annual Compensation. Directors will receive one quarter of the Maximum Annual Compensation following the end of each calendar quarter. Directors will also be entitled to reimbursement for all necessary and reasonable travel, subsistence and other related expenses incurred in connection with the performance of their official duties. Directors may realize the benefit of reasonable spousal or guest travel expenses that qualify as perquisites for one meeting per calendar year as designated by the chair of the board.

The foregoing description of the 2018 Board of Directors Compensation Policy is qualified in its entirety by reference to the copy of the 2018 Board of Directors Compensation Policy attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 2018 Board of Directors Compensation Policy.

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Exhibit Index

Exhibit No.	Description

10.1	2018 Board of Directors Compensation Policy

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

November 29, 2017	By:	/s/ Patrick C. Doran

Name: Patrick C. Doran
Title: EVP, Chief Compliance Officer and General Counsel

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